EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-77239 of Osage Systems Group, Inc. on Form S-3 of our report dated March 31, 2000, appearing in the Annual Report on Form 10-KSB of Osage Systems Group, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Phoenix, Arizona
May 12, 2000